Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Sector Funds (Invesco Sector Funds) of our reports dated June 20, 2024, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in AIM Sector Funds (Invesco Sector Funds)’s Annual Report on Form N-CSR for the year ended April 30, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

August 26, 2024

Appendix A

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Fund

Invesco Comstock Select Fund

Invesco Dividend Income Fund

Invesco Energy Fund

Invesco Gold & Special Minerals Fund*

Invesco Small Cap Value Fund

Invesco Technology Fund

Invesco Value Opportunities Fund

*Consolidated financial statements and consolidated financial highlights